Exhibit 5.1

July 9, 2026

GridAI Technologies Corp.

433 Plaza Real, Suite 275

Boca Raton, Florida 33432

Re: Common Stock registered under Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to GridAI Technologies Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-1 on the date hereof (as amended from time to time, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the registration under the Securities Act for the proposed resale from time to time by the selling stockholders named in the prospectus contained in the Registration Statement of an aggregate of up to  9,908,766 shares of our common stock, par value $0.0001 per share (the “Common Stock”), which are comprised of (i) 270,192 shares of Common Stock (the “Common Shares”), (ii) 4,684,191 shares of common stock (the “Pre-funded Warrants Shares”) issuable upon exercise of pre-funded warrants (the “Pre-funded Warrants”) and (iii) 4,954,383 shares of common stock (the “Common Warrants Shares” and collectively with the Pre-funded Warrants Shares, the “Warrants Shares”) issuable upon exercise of common warrants (the “Common Warrants” and collectively with the Pre-funded Warrants, the “Warrants”), in each case as issued to the selling stockholders pursuant to those certain Securities Purchase Agreements, dated as of May 8, 2026, May 11, 2026, May 12, 2026 and July 1, 2026 (the “Purchase Agreements”).

We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional qualifications set forth below, we advise you that, in our opinion, as of the date hereof, (i) the Common Shares, upon receipt by the Company of the full consideration contemplated by the Purchase Agreements, will be validly issued, fully paid and are non-assessable, and (ii) the Warrants Shares, upon receipt by the Company of the full consideration contemplated by the Purchase Agreements and when issued upon the exercise of the underlying Warrants and upon the Company’s receipt of payment of the applicable exercise prices therefore, will be validly issued, fully paid and non-assessable.

The opinions expressed in this opinion letter are limited to the Delaware General Corporation Law, and the reported judicial decisions interpreting such statute and provisions and the laws of the state of New York and the federal laws of the United States of America. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws of the State of Delaware; (b) the laws of any other jurisdiction; or (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP
Sichenzia Ross Ference Carmel LLP

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